Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $17.9 Million or

$0.25 Earnings per Share for First Quarter 2012

LOS ANGELES, April 23, 2012 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company (“the Company”) for Wilshire State Bank (“the Bank”), today reported net income available to common shareholders of $17.9 million, or $0.25 per diluted common share, for the quarter ended March 31, 2012.  This compares to a net loss available to common shareholders of $52.1 million, or ($1.77) per common share, for the same period of the prior year, and net income available to common shareholders of $5.8 million, or $0.08 per diluted common share, for the fourth quarter of 2011.  The increase in net income available to common shareholders for the first quarter of 2012 is attributable to lower provision for loan losses, lower non-interest expense, a lower overall effective tax rate, and a one-time adjustment from the repurchase of TARP preferred stock.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp said, “We are pleased with our performance in the first quarter, as we delivered the highest recorded quarterly net income in the history of Wilshire Bancorp.  I am proud of the hard work that our entire organization has put in to restore the earnings power of our franchise.  Beyond the improvement in our financial results, we also continue to strengthen Wilshire Bancorp by resolving many key issues that emerged over the past few years, including the dismissal of a class action lawsuit, the remediation of internal controls issues related to a former loan officer, and the repurchase of most of our TARP preferred stock.  With these issues now behind us, we can devote even more attention to profitably growing our franchise once again.”

“We expect to continue generating a strong level of profitability over the remainder of 2012, driven by our increasing core earnings power, low credit costs, and a continued low tax rate,” said Mr. Yoo

During the first quarter of 2012, Wilshire Bancorp repurchased 60,000 shares of preferred stock from the U.S. Department of the Treasury at a cost of $56.6 million.  This transaction resulted in a one-time adjustment to capital of $3.4 million.  The remaining 2,158 shares of preferred stock were purchased by third parties.

Q1 2012 Summary:

•             Net income available to common shareholders of $17.9 million or $0.25 per basic and diluted share

•             No provision for loan losses recorded in the first quarter of 2012 compared to $1.5 million in Q4 2011, and $44.8 million in Q1 2011.

•             Repurchase of 60,000 shares of TARP preferred stock at a discount of $3.4 million, or 5.6%

•             OREO decreased to $2.3 million from $8.2 million at Q4 2011

•             Operating efficiency ratio improved to 47.8% from 52.4% in Q4 2011

•             Improved deposit mix with an overall increase in core deposits led by a 10% increase in savings and interest checking balances

•             Annualized return on average assets of 2.5% and return on average equity of 20.8%

•             Slight compression in net interest margin to 4.07% compared to 4.17% in Q4 2011

•             Loan originations increased 15.9% to $127.0 million from $109.6 million during Q4 2011

STATEMENT OF OPERATIONS

Net Interest Income and Margin

Net interest income before provision for loan losses totaled $24.4 million in the first quarter of 2012, a decrease of 17% from $29.3 million in the first quarter of 2011, and a decrease of 3% from $25.2 million in the fourth quarter of 2011. The decrease is largely attributable to the decline in loans during the first quarter of 2012.

Net interest margin was 4.07% in the first quarter of 2012, compared to 4.53% in the first quarter of 2011 and 4.17% in the fourth quarter of 2011. The decrease in net interest margin for the first quarter of 2012 compared to the fourth quarter of 2011 was due to a reduction in overall loan yields.

Loan yields declined to 5.38% for the first quarter of 2012 from 5.58% for the fourth quarter of 2011 primarily due to the addition of newly originated loans that have lower yields than the existing portfolio.  The total cost of deposits continued to decrease and was 0.78% for the first quarter of 2012, down from 0.80% for the fourth quarter of 2011.  The decrease was primarily due to lower rates paid on time deposit accounts.

Non-Interest Income

Total non-interest income was $6.4 million for the quarter ended March 31, 2012, compared to $5.8 million for the previous quarter and $8.7 million for the quarter ended March 31, 2011.  The increase in non-interest income from the prior quarter is primarily due to higher gains on sales of loans.  The $758 thousand in net gains on sales of loans recognized in the first quarter of 2012 includes gains on sales of SBA loans totaling $1.1 million, gains on sales of commercial real estate loans totaling $316 thousand, and gains on sales of residential mortgage loans of $61 thousand, partially offset by a valuation allowance on held-for-sale loans totaling ($690) thousand. The decrease in non-interest income from the first quarter of 2011 was due to the decline in gains on sales of loans compared to that period.

Non-Interest Expense

Total non-interest expense was $14.7 million for the first quarter of 2012, compared with $16.2 million for the prior quarter, and $17.5 million for the first quarter of 2011.  The decrease in total non-interest expense compared to both prior periods was primarily due to lower other expenses, partially offset by higher salaries and employee benefits expense, as discussed below.

Total salaries and employee benefits were $8.2 million in the first quarter of 2012, compared with $7.1 million in the prior quarter and $7.8 million in the first quarter of 2011.  The increase from the prior quarter is primarily due to higher bonus accruals due to improved financial performance in addition to higher taxes related to payroll.

Other non-interest expenses for the first quarter of 2012 totaled $3.9 million, compared with $6.5 million in the fourth quarter of 2011 and $7.0 million in the first quarter of 2011.  The decrease in other non-interest expenses from the prior quarter was primarily attributable to lower expenses related to other real estate owned (“OREO”) and lower professional fees which include legal, accounting, and auditing expenses.

The Company’s operating efficiency ratio was 47.8% for the quarter ended March 31, 2012, compared with 52.4% for the quarter ended December 31, 2011 and 46.0% for the quarter ended March 31, 2011.

Tax Provision

For the first quarter of 2012, the Company recorded income tax benefits totaling $354 thousand on pretax income of $16.1 million, representing a tax rate of -2.2%, compared to income tax provision of $6.5 million on pretax income of $13.2 million, representing an effective tax rate of 49.1% for the previous quarter.  The effective tax rate for the first quarter of 2012 was favorably impacted by a decrease in the valuation allowance against the Company’s deferred tax assets, and the reversal of an uncertain tax position liability resulting from the settlement of prior year’s state income tax examinations.

BALANCE SHEET

Gross loans were $1.95 billion at March 31, 2012, compared to $1.99 billion at December 31, 2011.  The $31.1 million decline in gross loans during the first quarter of 2012 was mostly due to a decline in real estate construction loans, partially offset by an increase in residential real estate loans.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing on June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.

The following table shows “covered” and “non-covered” gross loans by loan type:

Loan Categories

(Dollars In Thousands)

	Quarter Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Gross Non-Covered Loans

Construction	$38,552	$61,832	$58,988	$70,304	$74,538
Real Estate Secured	1,472,450	1,490,504	1,501,297	1,548,559	1,725,298
Commercial & Industrial	269,501	253,092	244,248	260,990	274,392
Consumer	16,362	15,001	16,013	15,350	14,587
Total Non-Covered Gross Loans	$1,796,865	$1,820,429	$1,820,546	$1,895,203	$2,088,815

Gross Covered Loans

Real Estate Secured	$137,051	$137,144	$143,719	$154,020	$154,655
Commercial & Industrial	20,824	28,267	33,103	38,170	45,024
Consumer	71	79	86	96	104
Total Covered Gross Loans	$157,946	$165,490	$176,908	$192,286	$199,783

Total Gross Loans

Construction	$38,552	$61,832	$58,988	$70,304	$74,538
Real Estate Secured	1,609,501	1,627,648	1,645,016	1,702,579	1,879,953
Commercial & Industrial	290,325	281,359	277,351	299,160	319,416
Consumer	16,433	15,080	16,099	15,446	14,691
Total Gross Loans	$1,954,811	$1,985,919	$1,997,454	$2,087,489	$2,288,598

Loan originations for the first quarter of 2012 totaled $127.0 million. This compares to total loan originations of $109.6 million for the fourth quarter of 2011 and $120.0 million for the first quarter of 2011. The increase in total loan originations from the prior quarter was attributable to an increase in CRE, SBA, and home loans.

The following table shows quarterly loan originations by loan type:

LOAN ORIGINATIONS (Dollars In Thousands)

	Quarter Ended
	Mar 31, 2012		Dec 31, 2011		Mar 31, 2011

Real Estate Secured	$46,029	36%	$22,608	21%	50,385	42%
Commercial & Industrial	27,222	22%	40,517	37%	18,689	16%
Consumer	100	0%	162	0%	—	0%
SBA Loans	33,043	26%	29,034	26%	48,459	40%
Home Mortgage Loans	20,630	16%	17,292	16%	2,504	2%
Total Loan Originations	$127,024	100%	$109,613	100%	120,037	100%

Total OREO was $2.3 million at March 31, 2012, compared with $8.2 million at December 31, 2011.  Outflow from OREO in the first quarter of 2012 consisted of 13 sold properties totaling approximately $7.8 million. Inflow to OREO in the first quarter of 2012 consisted of 4 properties totaling approximately $1.9 million.

Total deposits were $2.21 billion at March 31, 2012, up slightly from $2.20 billion at December 31, 2011.  Increases in savings and interest checking accounts and money market deposits were partially offset by declines in time deposits during the first quarter of 2012.

CREDIT QUALITY

Due to the continuation of low net charge-offs and a high level of allowance for loan losses, the Company did not record a provision for loan losses in the first quarter of 2012.  The allowance for loan losses totaled $99.8 million, or 5.11% of gross loans at March 31, 2012, compared to $103.0 million, or 5.19% of gross loans at December 31, 2011.  The coverage ratio of the allowance for loan losses to non-performing assets was 184.2% at March 31, 2012, compared with 197.8% at December 31, 2011.  Allowance coverage of legacy Wilshire loans was 5.56% at March 31, 2012, compared with 5.66% at December 31, 2011.

Non-Accrual Loans

At March 31, 2012, total non-covered non-accrual loans was $35.5 million, or 1.97% of gross non-covered loans, compared to $29.8 million, or 1.63% of gross non-covered loans, at December 31, 2011, and $62.1 million, or 2.97% of gross non-covered loans, at March 31, 2011.

The following table shows “covered” and “non-covered” non-accrual loans by loan type:

NON-ACCRUAL LOANS (Dollars In Thousands)
(Net of SBA Guaranteed Portions)

	Quarter Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Non-Covered Loans

Construction	$8,139	$12,548	$316	$12,000	$—
Real Estate Secured	26,082	15,696	37,454	46,447	60,363
Commercial & Industrial	1,261	1,573	1,764	808	1,695
Consumer	—	—	—	144	11
Total Non-Covered Non-Accrual Loans	$35,482	$29,817	$39,534	$59,399	$62,069

Covered Loans

Real Estate Secured	$15,400	$13,392	$15,322	$16,392	$16,269
Commercial & Industrial	109	623	1,609	2,151	1,795
Total Covered Non-Accrual Loans	$15,509	$14,015	$16,931	$18,543	$18,064

Total Non-Accrual Loans

Construction	$8,139	$12,548	$316	$12,000	$—
Real Estate Secured	41,482	29,088	52,776	62,839	76,632
Commercial & Industrial	1,370	2,196	3,373	2,959	3,490
Consumer	—	—	—	144	11
Total Non-Accrual Loans	$50,991	$43,832	$56,465	$77,942	$80,133

The increase in non-accrual loans is primarily attributable to one CRE participation loan totaling $8.1 million that was listed as a delinquent loan at the end of the prior quarter.

The inflow into total (covered and non-covered) non-accrual loans was $14.4 million in the first quarter of 2012, compared with inflow of $17.9 million in the fourth quarter of 2011. Total outflow from total non-accrual loans was $7.2 million in the first quarter of 2012, compared with $30.5 million in the fourth quarter of 2011.  The reduction in outflow of non-accrual loans reflects the Company’s decision not to sell any non-accrual loans during the quarter.

Impaired Loans

Loans are classified as impaired when based on current information, it is probable that the Company will not be able to collect all principal and interest payments due in accordance with the terms of the loan.  Non-covered impaired loans at March 31, 2012 totaled $57.9 million, compared with $54.7 million at December 31, 2011, and $154.9 million at March 31, 2011.  Total inflows into impaired loans were $19.0 million in the first quarter of 2012, compared to $19.2 million in the fourth quarter of 2011.

Total impaired loans by loan category are shown in the table below:

IMPAIRED LOANS (Dollars In Thousands)
(Net of SBA Guaranteed Portions)

	Quarter Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Non-Covered Loans

Construction	$8,139	$12,548	$316	$12,000	$—
Real Estate Secured	42,518	37,424	60,365	74,845	149,402
Commercial & Industrial	7,232	4,754	4,978	4,216	5,456
Consumer	—	—	—	136	—
Total Non-Covered Impaired Loans	$57,889	$54,726	$65,659	$91,197	$154,858

Covered Loans

Real Estate Secured	$16,179	$14,175	$16,169	$19,236	$18,256
Commercial & Industrial	1,368	1,718	2,380	2,922	3,332
Total Covered Impaired Loans	$17,547	$15,893	$18,549	$22,158	$21,588

Total Impaired Loans

Construction	$8,139	$12,548	$316	$12,000	$—
Real Estate Secured	58,697	51,599	76,534	94,081	167,658
Commercial & Industrial	8,600	6,472	7,358	7,138	8,788
Consumer	—	—	—	136	—
Total Impaired Loans	$75,436	$70,619	$84,208	$113,355	$176,446

Troubled Debt Restructured Loans

At March 31, 2012, total non-covered troubled debt restructured loans or “TDR loans”, were $18.7 million, compared to $14.7 million at December 31, 2011, and $35.7 million at March 31, 2011.

Total TDR loans by loan category are shown in the table below:

TROUBLED DEBT RESTRUCTURED LOANS (Dollars In Thousands)
(net of SBA guaranteed portions)

	Quarter Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Non-Covered Loans

Real Estate Secured	$12,648	$11,460	$10,568	$18,733	$31,540
Commercial & Industrial	6,046	3,235	2,538	3,529	4,117
Total Non-Covered TDR Loans	$18,694	$14,695	$13,106	$22,262	$35,657

Covered Loans

Real Estate Secured	$7,964	$6,377	$6,493	$8,518	$7,676
Commercial & Industrial	1,283	1,311	1,429	1,473	1,844
Total Covered TDR Loans	$9,247	$7,688	$7,922	$9,991	$9,520

Total TDRs Loans

Real Estate Secured	$20,612	$17,837	$17,061	$27,251	$39,216
Commercial & Industrial	7,329	4,546	3,967	5,002	5,961
Total TDR Loans	27,941	$22,383	$21,028	$32,253	$45,177

Of the total $27.9 million in TDR loans at March 31, 2012, $8.8 million in TDR loans were also classified as non-accrual, of which $1.6 million was non-covered. The remaining TDR loans were performing in accordance with their modified terms.

Loan Delinquencies (Excluding Non-Accrual Loans)

At March 31, 2012, total non-covered loan delinquencies were $9.1 million, compared with $14.7 million at December 31, 2011, and $35.1 million at March 31, 2011.  Total inflow into loan delinquencies was $7.5 million in the first quarter of 2012, compared with $13.7 million in the prior quarter.  Total outflow from loan delinquencies was $12.7 million in the first quarter of 2012, compared with $6.2 million in the prior quarter.

Delinquent loans by days past due are reflected in the table below:

DELINQUENT LOANS - By Days Past Due (Dollars In Thousands)
(Net of SBA Guaranteed Portions)

	Quarter Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Non-Covered Loans

30 - 59 Days Past Due	$5,361	$4,890	$4,146	$11,782	$8,680
60 - 89 Days Past Due	2,837	9,762	2,963	16,594	26,389
90 Days, and still accruing	933	—	190	—	—
Total Non-Covered Delinquent Loans	$9,131	$14,652	$7,299	$28,376	$35,069

Covered Loans

30 - 59 Days Past Due	$987	$355	$572	$3,303	$5,166
60 - 89 Days Past Due	240	513	186	1,227	968
90 Days, and still accruing	—	—	—	—	—
Total Covered Delinquent Loans	$1,227	$868	$758	$4,530	$6,134

Total Delinquent Loans

30 - 59 Days Past Due	$6,348	$5,245	$4,718	$15,085	$13,846
60 - 89 Days Past Due	3,077	10,275	3,149	17,821	27,357
90 Days, and still accruing	933	—	190	—	—
Total Delinquent Loans	$10,358	$15,520	$8,057	$32,906	$41,203

Of the total $10.4 million in delinquent loans at March 31, 2012, $7.6 million was made up of delinquent real estate secured loans and $2.8 million consisted of delinquent commercial and industrial loans.

Loan Classifications

At March 31, 2012, total non-covered classified loans (loans graded substandard, doubtful, and loss) were $154.8 million, compared with $142.3 million at December 31, 2011, and $217.7 million at March 31, 2011.  Non-covered criticized loans (loans graded special mention) were $93.3 million at March 31, 2012, compared with $119.4 million at December 31, 2011 and $180.7 million at March 31, 2011.

The increase in non-covered classified loans was primarily due to the downgrading of several loans from special mention to substandard during the first quarter of 2012.  The downgrades were primarily due to decreases in cash flows at the underlying businesses.

The Company’s ratio of legacy classified assets to Tier 1 capital plus reserves was 37.6% at March 31, 2012. The requirement for the legacy classified assets to Tier 1 capital plus reserves ratio for the Bank stated in the memorandum of understanding (“MOU”) with its regulators is a maximum of 50.0%, with which the Bank is in compliance as of March 31, 2012.

Loan balances broken down by classification are reflected in the table below:

LOAN CLASSIFICATIONS (Dollars In Thousands)

	Quarter Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Non-Covered Loans

Special Mention	$93,303	$119,434	$159,248	$156,249	$180,656
Substandard	148,788	136,559	108,616	140,645	207,422
Doubtful	6,032	5,769	14,911	17,367	10,231
Total Non-Covered Gross Loans	$248,123	$261,762	$282,775	$314,261	$398,309

Covered Loans

Special Mention	$15,357	$17,438	$14,342	$12,639	$20,554
Substandard	27,087	22,487	25,180	35,006	31,755
Doubtful	11,668	10,578	8,511	5,806	2,112
Total Covered Gross Loans	$54,112	$50,503	$48,033	$53,451	$54,421

Total Loans

Special Mention	$108,660	$136,872	$173,590	$168,888	$201,210
Substandard	175,875	159,046	133,796	175,651	239,177
Doubtful	17,700	16,347	23,422	23,173	12,343
Total Gross Loans	$302,235	$312,265	$330,808	$367,712	$452,730

Loan Charge-offs

Non-covered loan charge-offs for the first quarter of 2012 totaled $4.1 million, compared to $3.4 million in the fourth quarter of 2011, and $41.0 million in the first quarter of 2011.

Charge-offs by loan type is reflected in the table below:

LOAN CHARGE-OFFS (Dollars In Thousands)

	Quarter Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Non-Covered Loans

Construction	$—	$—	$—	$3,000	$805
Real Estate Secured	2,826	829	8,507	9,012	39,062
Commercial & Industrial	1,299	2,543	2,973	2,185	1,151
Consumer	1	1	217	9	19
Total Non-Covered Charge-Offs Loans	$4,126	$3,373	$11,697	$14,206	$41,037

Covered Loans

Real Estate Secured	$102	$426	$436	$16	$171
Commercial & Industrial	136	268	384	(48)	489
Total Covered Charge-Offs Loans	$238	$694	$820	$(32)	$660

Total Loan Charge-Offs

Construction	$—	$—	$—	$3,000	$805
Real Estate Secured	2,928	1,255	8,943	9,028	39,233
Commercial & Industrial	1,435	2,811	3,357	2,137	1,640
Consumer	1	1	217	9	19
Total Charge-Offs Loans	$4,364	$4,067	$12,517	$14,174	$41,697

CAPITAL RATIOS

As of March 31, 2012, the Company’s Tier 1 Leverage ratio was 12.5%. The minimum required Tier 1 capital ratio for the Bank stated in the MOU is 10%, with which the Bank is in compliance at March 31, 2012.

In addition, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In thousands, except per share info)	March 31, 2012	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	12.49%	5.00%	196,687
Tier 1 Risk-Based Capital Ratio	18.00%	6.00%	218,629
Total Risk-Based Capital Ratio	19.31%	10.00%	169,539
Tangible Common Equity To Tangible Assets	9.79%	N/A	N/A
Tangible Common Equity Per Common Share	$3.65	N/A	N/A

As previously announced, Wilshire Bancorp repurchased 60,000 shares of preferred stock from the U.S. Department of the Treasury which was issued in connection with the Company’s participation in the TARP Capital Purchase Program.  The repurchase of $60 million in stated value of preferred shares at a discount of 5.6% resulted in a one-time adjustment reflected in capital totaling $3.4 million offset by the accretion of $1.1 million in preferred stock discount. The result is a net increase in capital of approximately $2.3 million.

CONFERENCE CALL

Management will host its quarterly conference call on April 24, 2012, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 800-688-0836 (domestic number) or 617-614-4072 (international number) and entering passcode #31020500.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The Company’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.  Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in the Company’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, the Company’s will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by the Company’s with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)

	March 31,	December 31,	Three Months	March 31,	Twelve Months
	2012	2011	% Change	2011	% Change
ASSETS:
Cash and Due from Banks	$200,581	$155,245	29%	$68,827	191%
Federal Funds Sold and Other Cash Equivalents	170,007	170,005	0%	5	3400040%
Total Cash and Cash Equivalents	370,588	325,250	14%	68,832	438%

Investment Securities Available For Sale	292,305	320,064	-9%	340,812	-14%
Investment Securities Held To Maturity	62	66	-6%	80	-23%
Total Investment Securities	292,367	320,130	-9%	340,892	-14%

Loans:

Loans Held For Sale	48,128	53,814	-11%	136,769	-65%

Real Estate Construction	37,971	61,213	-38%	73,879	-49%
Residential Real Estate	106,361	98,262	8%	91,842	16%
Commercial Real Estate	1,462,111	1,478,254	-1%	1,656,495	-12%
Commercial and Industrial	279,665	274,878	2%	310,225	-10%
Consumer	16,419	15,065	9%	14,675	12%
Total Loans Receivable	1,902,527	1,927,672	-1%	2,147,116	-11%
Allowance For Loan Losses	(99,826)	(102,982)	-3%	(114,842)	-13%
Total Loans, Net of Allowance for Loan Losses	1,850,829	1,878,504	-1%	2,169,043	-15%

Accrued Interest Receivable	8,385	8,118	3%	9,829	-15%
Due from Customers on Acceptances	174	414	-58%	169	3%
Other Real Estate Owned	2,271	8,221	-72%	8,512	-73%
Premises and Equipment	12,168	12,612	-4%	13,555	-10%
Federal Home Loan Bank (FHLB) Stock, at Cost	14,781	15,523	-5%	17,796	-17%
Cash Surrender Value of Life Insurance	20,036	19,888	1%	18,812	7%
Investment in affordable housing partnerships	37,020	37,676	-2%	34,781	6%
Deferred Income Taxes	2,384	—	0%	19,112	-88%
Servicing Assets	9,013	8,798	2%	7,664	18%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	18,901	21,922	-14%	26,673	-29%
Other Assets	16,910	33,123	-49%	46,756	-64%
TOTAL ASSETS	$2,662,502	$2,696,854	-1%	$2,789,101	-5%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

LIABILITIES:
Non-interest Bearing Demand Deposits	$508,292	$511,467	-1%	$484,402	5%
Savings and Interest Checking	135,622	123,051	10%	109,399	24%
Money Market Deposits	602,169	572,452	5%	622,078	-3%
Time Deposits in denomination of $100,000 or more	634,039	647,537	-2%	670,686	-5%
Other Time Deposits	330,151	347,802	-5%	383,462	-14%
Total Deposits	2,210,273	2,202,309	0%	2,270,027	-3%

FHLB borrowings and Federal Funds Purchased	—	60,000	-100%	215,000	-100%
Acceptance Outstanding	174	414	-58%	169	3%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	3,429	3,281	5%	4,049	-15%
Other Liabilities	91,409	33,947	169%	34,783	163%
Total Liabilities	2,392,606	2,387,272	0%	2,611,349	-8%

STOCKHOLDERS’ EQUITY:
Preferred Stock	2,123	61,000	-97%	60,584	-96%
Common Stock	164,876	164,711	0%	55,655	196%
Retained Earnings	95,026	77,110	23%	58,994	61%
Accumulated Other Comprehensive Income	7,871	6,761	16%	2,519	212%
Total Stockholders’ Equity	269,896	309,582	-13%	177,752	52%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,662,502	$2,696,854	-1%	$2,789,101	-5%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended			Quarter Ended
	March 31, 2012	December 31,2011	% Change	March 31, 2011	% Change

INTEREST INCOME
Interest and Fees on Loans	$27,121	$28,512	-5%	$33,462	-19%
Interest on Investment Securities	1,525	1,387	10%	1,983	-23%
Interest on Federal Funds Sold	601	486	24%	179	236%
Total Interest Income	29,247	30,385	-4%	35,624	-18%

INTEREST EXPENSE
Deposits	4,255	4,307	-1%	5,110	-17%
FHLB Advances and Other Borrowings	553	857	-35%	1,219	-55%
Total Interest Expense	4,808	5,164	-7%	6,329	-24%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	24,439	25,221	-3%	29,295	-17%
Provision for Losses on Loans and Loan Commitments	—	1,500	-100%	44,800	-100%
Net Interest Income (Loss) After Provision for Losses on Loans and Loan Commitments	24,439	23,721	3%	(15,505)	-258%

NONINTEREST INCOME
Service Charges on Deposits	3,226	3,152	2%	3,080	5%
Gain on Sales of Loans, Net	758	367	107%	3,592	-79%
Gain on Sale of Investment Securities	3	4	-25%	36	-92%
Other	2,399	2,234	7%	1,968	22%
Total Noninterest Income	6,386	5,757	11%	8,676	-26%

NONINTEREST EXPENSES
Salaries and Employee Benefits	8,162	7,144	14%	7,817	4%
Occupancy & Equipment	1,942	1,894	3%	1,980	-2%
Data Processing	732	697	5%	712	3%
Other	3,891	6,504	-40%	6,967	-44%
Total Noninterest Expenses	14,727	16,239	-9%	17,476	-16%

Income (Loss) Before Income Taxes	16,098	13,239	22%	(24,305)	-166%
Income Taxes (Benefit) Provision	(354)	6,503	-105%	26,888	-101%
NET INCOME (LOSS)	$16,452	$6,736	144%	$(51,193)	-132%

Preferred Stock Cash Dividend	(802)	(777)	3%	(777)	3%
Accretion of Preferred Stock Discount	(1,123)	(141)	696%	(135)	732%
One-time Adjustment From Repurchase of Preferred Stock	3,389	—	0%	—	0%
Total Preferred Stock Related Adjustment	1,464	(918)	-259%	(912)	-261%

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$17,916	$5,818	208%	$(52,105)	-134%

PER COMMON SHARE INFORMATION:
Basic Income (Loss) Per Common Share	$0.25	$0.08	208%	$(1.77)	-114%
Diluted Income (Loss) Per Common Share	$0.25	$0.08	208%	$(1.77)	-114%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,282,518	71,291,416		29,476,288
Diluted	71,311,209	71,309,985		29,476,288

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
AVERAGE BALANCES
Average Assets	$2,641,982	$2,678,357	$2,921,915
Average Equity	314,980	308,948	231,622
Average Net Loans	1,855,310	1,868,385	2,218,079
Average Deposits	2,179,151	2,145,128	2,314,733
Average Time Deposits of $100,000 or more	646,162	655,022	670,542
Average Interest Earning Assets	2,422,351	2,439,374	2,610,600

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
PROFITABILITY
Annualized Return on Average Assets	2.49%	1.01%	-7.01%
Annualized Return on Average Equity	20.89%	8.72%	-88.41%
Efficiency Ratio	47.78%	52.42%	46.02%
Annualized Operating Expense/Average Assets	2.23%	2.43%	2.39%
Annualized Net Interest Margin	4.07%	4.17%	4.53%

	As Of
	March 31, 2012	Cost Of Fund	December 31, 2011	Cost Of Fund	March 31, 2011	Cost Of Fund
DEPOSIT COMPOSITION
Noninterest Bearing Demand Deposits	23.0%	0.00%	23.2%	0.00%	21.3%	0.00%
Savings & Interest Checking	6.2%	2.22%	5.6%	2.24%	4.8%	2.26%
Money Market Deposits	27.2%	0.84%	26.0%	0.85%	27.4%	0.87%
Time Deposits of $100,000 or More	28.7%	0.90%	29.4%	0.93%	29.6%	1.01%
Other Time Deposits	14.9%	1.04%	15.8%	1.07%	16.9%	1.30%
Total Deposits	100.0%	0.78%	100.0%	0.80%	100.0%	0.88%

	As Of
	March 31, 2012	December 31, 2011	March 31, 2011
CAPITAL RATIOS
Tier 1 Leverage Ratio	12.49%	13.86%	7.64%
Tier 1 Risk-Based Capital Ratio	18.00%	19.59%	10.30%
Total Risk-Based Capital Ratio	19.31%	20.89%	12.57%
Total Shareholders’ Equity	$269,896	$309,582	$177,752
Book Value Per Common Share	$3.76	$3.49	$3.98
Tangible Common Equity Per Common Share *	$3.65	$3.38	$3.70
Tangible Common Equity to Tangible Assets **	9.79%	8.95%	3.92%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(dollars in thousands) (unaudited)

	Quarter Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Balance at Beginning of Period	$102,982	$105,306	$110,995	$114,842	$110,953
Provision for Losses on Loans	—	1,500	3,180	10,123	44,800
Recoveries on loans previously charged-off	1,208	243	3,648	204	786
Less Charge-offs	(4,364)	(4,067)	(12,517)	(14,174)	(41,697)
Balance at End of Period	$99,826	$102,982	$105,306	$110,995	$114,842

Net Loan Charge-offs/Average Total Loans	0.17%	0.20%	0.46%	0.67%	1.84%
Charge-offs/Average Total Loans	0.24%	0.22%	0.65%	0.68%	1.88%
Allowance for Loan Losses/Gross Loans	5.11%	5.19%	5.27%	5.32%	5.02%
Allowance for Loan Losses/Legacy Wilshire Loans	5.56%	5.66%	5.78%	5.86%	5.50%
Allowance for Loan Losses/Non-accrual Loans	195.77%	234.95%	186.50%	142.41%	143.31%
Allowance for Loan Losses/Legacy Non-accrual Loans	281.34%	345.38%	266.36%	186.86%	185.02%
Allowance for Loan Losses/Non-performing Loans	192.25%	234.95%	185.87%	142.41%	143.31%
Allowance for Loan Losses/Legacy Non-performing Loans	274.13%	345.38%	265.09%	186.86%	185.02%
Allowance for Loan Losses/Non-performing Assets	184.20%	197.84%	159.70%	128.41%	129.55%
Allowance for Loan Losses/Legacy Non-performing Assets	258.04%	285.36%	217.82%	167.16%	164.68%

NON-PERFORMING ASSETS

(net of SBA guaranteed portions)

	Quarter Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Nonaccrual Loans:
Non-covered	$35,482	$29,817	$39,535	$59,399	$62,069
Covered	15,509	14,015	16,930	18,543	18,064
Total	50,991	43,832	56,465	77,942	80,133

Loans 90 days or more past due and still accruing:
Non-covered	933	—	190	—	—
Covered	—	—	—	—	—
Total	933	—	190	—	—

Total Nonperforming Loans:
Non-covered	36,415	29,817	39,725	59,399	62,069
Covered	15,509	14,015	16,930	18,543	18,064
Total	51,924	43,832	56,655	77,942	80,133

OREO and Repossessed Vehicles:
Non-covered	2,271	6,271	8,620	7,001	7,668
Covered	—	1,950	664	1,498	844
Total	2,271	8,221	9,284	8,499	8,512

Total Nonperforming Assets:
Non-covered	38,686	36,088	48,345	66,400	69,737
Covered	15,509	15,965	17,594	20,041	18,908
Total	$54,195	$52,053	$65,939	$86,441	$88,645

Total Nonperforming Loans/Gross Loans	2.66%	2.21%	2.84%	3.73%	3.50%
Total Legacy Nonperforming Loans/Legacy Gross Loans	2.03%	1.64%	2.18%	3.13%	2.97%

Total Nonperforming Assets/Total Assets	2.04%	1.93%	2.46%	3.22%	3.18%
Total Legacy Nonperforming Assets/Total Assets	1.45%	1.34%	1.80%	2.48%	2.50%

(continued)

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands)

	Quarter Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 30, 2011

Balance at beginning of period	$3,423	$3,423	$4,103	$3,926	$3,926
(Recapture) provision for losses on off-balance sheet items	—	—	(680)	177	—
Balance at end of period	$3,423	$3,423	$3,423	$4,103	$3,926

Reconciliation of GAAP financial measures to non-GAAP financial measures:

Tangible Common Equity and Tangible Assets (dollars in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011

Total stockholders’ equity	$269,896	$309,582	$177,752
Preferred stock, net of discount	(2,123)	(61,000)	(60,584)
Goodwill and other intangible assets, net	(7,925)	(7,995)	(8,239)
Tangible common equity	$259,848	$240,587	$108,929

Total assets	$2,662,502	$2,696,854	$2,789,101
Goodwill and other intangible assets, net	(7,925)	(7,995)	(8,239)
Tangible assets	$2,654,577	$2,688,859	$2,780,862

Common shares outstanding	71,282,518	71,282,518	29,471,714

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Quarter Ended
	March 31, 2012			December 31, 2011			March 31, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,665,217	$22,914	5.50%	$1,691,650	$24,012	5.68%	$1,995,191	$27,656	5.54%
Commercial Loans	281,761	3,397	4.82%	270,425	3,446	5.10%	327,887	4,592	5.60%
Consumer Loans	15,740	105	2.67%	15,406	115	2.99%	15,157	121	3.18%
Total Gross Loans	1,962,718	26,416	5.38%	1,977,481	27,573	5.58%	2,338,235	32,369	5.54%
Loan Fees toward Yield		705			939			1,093
Allowance for Loan Losses & Unearned Income	(107,408)			(109,096)			(120,156)
Net Loans	1,855,310	27,121	5.85%	1,868,385	28,512	6.10%	2,218,079	33,462	6.03%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	308,486	1,525	2.27%	339,302	1,387	1.90%	334,694	1,983	2.66%
Federal Funds Sold	258,555	601	0.93%	231,687	486	0.84%	57,827	179	1.24%
Total Investment Securities and Other Earning Assets	567,041	2,126	1.66%	570,989	1,873	1.47%	392,521	2,162	2.45%

TOTAL INTEREST-EARNING ASSETS	$2,422,351	$29,247	4.87%	$2,439,374	$30,385	5.02%	$2,610,600	$35,624	5.49%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$583,711	$1,223	0.84%	$546,972	$1,162	0.85%	$644,249	$1,408	0.87%
NOW	24,215	20	0.33%	24,365	20	0.33%	24,738	23	0.38%
Savings	100,964	675	2.67%	94,910	649	2.74%	85,287	598	2.81%
Time Deposits of $100,000 or More	646,162	1,447	0.90%	655,022	1,529	0.93%	670,542	1,687	1.01%
Other Time Deposits	340,965	890	1.04%	355,587	947	1.07%	428,815	1,394	1.30%
Total Interest Bearing Deposits	1,696,017	4,255	1.00%	1,676,856	4,307	1.03%	1,853,631	5,110	1.10%

BORROWINGS:
FHLB Advances and Other Borrowings	21,132	6	0.11%	105,163	340	1.29%	250,964	730	1.16%
Junior Subordinated Debentures	87,321	547	2.51%	87,321	517	2.37%	87,321	489	2.24%
Total Borrowings	108,453	553	2.04%	192,484	857	1.78%	338,285	1,219	1.44%

TOTAL INTEREST BEARING LIABILITIES	$1,804,470	$4,808	1.07%	$1,869,340	$5,164	1.10%	$2,191,916	$6,329	1.15%

NET INTEREST INCOME		$24,439			$25,221			$29,295

NET INTEREST SPREAD			3.80%			3.93%			4.34%

NET INTEREST MARGIN			4.07%			4.17%			4.53%

* Tax equivalent ratios for investment securities

(concluded)